Exhibit 10.1

Execution Copy

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is entered into on the __ day of November, 2009, by and among Abraxis Bioscience, LLC, a Delaware limited liability company (“Buyer”), Stalar 3, Inc., a Delaware corporation (the “Company”), Dr. Steven Fox (“Controlling Shareholder”) and the other holders of shares of Common Stock of the Company listed on Exhibit A (each, including the Controlling Shareholder, a “Seller” and, collectively, the “Sellers”).

EXPLANATORY STATEMENT

WHEREAS, Sellers desire to sell, and Buyer desires to acquire, one hundred percent (100%) of the issued and outstanding shares of Common Stock, par value $0.0001 per share, of the Company (the “Common Stock”), on the terms described below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, conditions and promises hereinafter set forth, the parties hereto agree as follows:

1.  DEFINITIONS.

As used in this Agreement, the following terms shall have the meanings set forth below:

“Ancillary Documents” means the documents being executed and delivered in connection with this Agreement and the transactions contemplated hereby.

“Contract” means any agreement, contract, arrangement, understanding, obligation or commitment to which a party is bound or to which its assets or properties are subject, whether oral or written, and any amendments and supplements thereto.

“Governmental Authority” means any nation or government, any foreign or domestic federal, state, county, municipal or other political instrumentality or subdivision thereof and any foreign or domestic entity or body exercising executive, legislative, judicial, regulatory, administrative or taxing functions of or pertaining to government, including any court.

“Knowledge of the Company” means the knowledge of the Controlling Shareholder after reasonable inquiry and investigation.

“Laws” means all laws, statutes, codes, regulations, ordinances, orders, decrees, rules, or other requirements with similar effect of any Governmental Authority.

“Lien” means any lien, statutory or otherwise, security interest, mortgage, deed of trust, priority, pledge, charge, right of first refusal or other encumbrance or similar right of others, or any agreement to give any of the foregoing.

Exhibit 10.1

Execution Copy

“Selling Shareholder” means all of the Sellers who have delivered their certificates representing shares of Common Stock to the Controlling Shareholder for delivery hereunder.

2.   PURCHASE AND SALE.

2.1   Shares.   On the terms and subject to the conditions herein provided, each Seller who is a signatory hereto agrees to sell, transfer and assign to Buyer free and clear of any Liens, and Buyer agrees to purchase and acquire from each Seller who is a signatory hereto, on the Closing Date (as defined in Section 2.3 below), the number of shares of Common Stock listed on Exhibit A next to such Seller’s name.  The Company has issued and outstanding an aggregate of Two Million Twenty Two Thousand Five Hundred (2,022,500) shares of Common Stock.

2.2   Purchase Price.

(1)   Purchase Price.  The aggregate purchase price for all of the shares of Common Stock to be sold by the Sellers and to be purchased by Buyer is Sixty Two Thousand Five Dollars ($62,500) (the “Purchase Price”), which is payable at Closing (as defined below).

(2)   Manner of Payment.  At the Closing, Buyer shall pay the Purchase Price by wire transfer of immediately available funds to an account designated by the Controlling Shareholder.  No further payment shall be required to be made to any other Seller for the purchase of the shares of Common Stock being sold to, and purchased by, the Buyer hereunder.

2.3   Closing; Effective Date.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the Controlling Shareholder's office at 10:00 a.m. EST two business days after Controlling Shareholder has notified Buyer in writing it can satisfy its obligations under Section 2.4(1) below (the “Closing Date”).

2.4   Transactions and Documents at Closing.

(1)   Deliveries by the Controlling Shareholder.  At the Closing, the Controlling Shareholder shall deliver or cause to be delivered to Buyer:

a.  the certificates representing the shares of Common Stock of the Selling Shareholders in proper form for transfer to Buyer, which certificates shall represent not less than Two Million Twenty One Thousand Five Hundred (2,021,500) shares of Common Stock;

b.  the resignation of all of the Company’s officers and directors;

c.  true, correct and complete copies of the stock ledger, minute book, corporate seal and books and records of the Company;

Exhibit 10.1

Execution Copy

d.  a certified copy of all necessary corporate action approving the Company’s execution, delivery and performance of this Agreement;

e.  a receipt for the Purchase Price;

f.  certificates signed by the President of the Company and the Controlling Shareholder certifying that (i) the representations and warranties made herein by the Company and Controlling Shareholder, respectively are accurate and complete in all respects as of the Closing, except for any such representations or warranties that relate solely to an earlier date (in which case such representations and warranties were accurate and complete as of such earlier date) and (ii) the Company and the Controlling Shareholder has performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

(2)   Delivery by Buyer.  At the Closing, Buyer shall deliver to Sellers payment of the Purchase Price by wire transfer to an account designated by the Controlling Shareholder.

3.   ADDITIONAL AGREEMENTS.

3.1   Cooperation; Further Assurances.  Each of the parties hereto will cooperate with the other and execute and deliver to the other parties hereto such other instruments and documents, provide such other notices or communications and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out the intended purposes of this Agreement.

3.2   Conduct of Business Pending Closing.  Prior to Closing, the Company shall not (i) conduct any substantive business or operations, (ii) enter into any new, or modify any of its existing, contracts or (iii) issue any shares of its capital stock, or securities convertible into, or rights, warrants or options to acquire any capital stock.

4.   REPRESENTATIONS, COVENANTS AND WARRANTIES OF THE SELLERS.

To induce Buyer to enter into this Agreement and to consummate the transactions contemplated by this Agreement and the Ancillary Documents, each Seller represents and warrants to and covenants with Buyer as follows:

4.1   Ownership.  Exhibit A sets forth the number of shares of Common Stock owned of record and beneficially by such Seller.  Such shares of Common Stock are owned by such Seller free and clear of any Lien.

4.2   Authorization and Enforceability. Such Seller has full power and authority to execute and deliver this Agreement and each Ancillary Document to which such Seller is party and to perform such Seller’s obligations hereunder and thereunder, and, if such Seller is an entity, such Seller is a legal entity duly organized,  validly exiting and in good standing under the laws of the jurisdiction of its organization, and the execution and delivery of this Agreement and

Exhibit 10.1

Execution Copy

the Ancillary Documents to which such Seller is a party have been duly authorized by all necessary corporate or other similar action on the part of such Seller.  This Agreement and each of the Ancillary Documents to be executed and delivered by such Seller, and the performance of such Seller’s obligations hereunder and thereunder, has been duly authorized, executed and delivered by such Seller and constitute a valid and legally binding agreement of such Seller, enforceable against such Seller in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

4.3   No Violation.  The execution and delivery of this Agreement and the Ancillary Documents to which such Seller is a party, and the  performance of such Seller’s obligations hereunder and thereunder, does not and will not (a) if such Seller is an entity, conflict with or violate the certificate of incorporation, bylaws or similar organizational documents of such Seller, (b) require such Seller to give any notice to, make any filing with, or obtain any authorization, consent or approval of, any Person other than, in the case of the Controlling Shareholder, the filing by the Controlling Shareholder with the Securities and Exchange Commission of an amendment to the Schedule 13G of the Controlling Shareholder, (c) result in any violation of or default, give rise to a right of termination, cause the forfeiture of any right, or require any notice or consent, under any provision of any Contract to which such Seller is a party or by which such Seller or any of its properties are bound or affected, (d)  conflict with or violate any Law applicable to such Seller or by which its properties are bound or affected, or (e) result in the creation of, or require the creation of, any Lien upon any shares of Common Stock owned of record and beneficially by such Seller.

5.   REPRESENTATIONS, COVENANTS AND WARRANTIES OF CONTROLLING SHAREHOLDER AND THE COMPANY.

To induce Buyer to enter into this Agreement and to consummate the transactions contemplated by this Agreement and the Ancillary Documents, the Controlling Shareholder represents and warrants to and covenant with Buyer as follows:

5.1   Organization and Power.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has full power and authority to execute, deliver and perform this Agreement and the Ancillary Documents to which it is a party and to perform the Company’s obligations hereunder and thereunder.

5.2   Authorization and Enforceability. The execution and delivery of this Agreement and the Ancillary Documents to which the Company is a party and the performance by the Company of its obligations hereunder and thereunder, has been duly authorized by all necessary corporate action on the part of the Company.  This Agreement and each of the Ancillary Documents to be executed and delivered by the Company, and the  performance of the Company’s obligations hereunder and thereunder, has been duly authorized, executed and delivered by the Company and constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other Laws of general applicability relating to or affecting creditors’ rights and to general equity principles. True, complete and correct copies of the Certificate of Incorporation and the Bylaws of the Company, as in effect as of the date of this Agreement, have previously been provided to Buyer.

Exhibit 10.1

Execution Copy

5.3   Capitalization of the Company.  The authorized capital stock of Company consists of Seventy Five Million (75,000,000) shares of Common Stock, of which Two Million Twenty Two Thousand Five Hundred (2,022,500) shares of Common Stock are issued and outstanding and none are held in treasury, and 25,000,000 shares of Preferred Stock, par value $0.0001 per share, none of which is issued, outstanding or held in treasury.  The record owners of all of the outstanding shares of Common Stock is as set forth on Exhibit A.  All outstanding shares of Common Stock were duly authorized, have been validly issued and are fully paid and non-assessable, and were issued in compliance with applicable securities Laws or exemptions therefrom.  No Person has preemptive rights with respect to securities of the Company.  The Company does not have any outstanding rights or securities convertible into or exchangeable or exercisable for any shares of its capital stock or any rights to subscribe for or to purchase, or any agreements providing for the issuance (contingent or otherwise) of, or any calls against, commitments by or claims against it of any character relating to, any shares of its capital stock.  The Company is not a party to and there is not, and immediately after the Closing there will not be, any Contract, right of first refusal, right of first offer, proxy, voting agreement, voting trust, registration rights agreement or shareholders agreement, whether or not the Company is a party thereto, with respect to the purchase, sale or voting of any shares of capital stock of the Company. The Company has no subsidiaries and holds no equity or debt interests in any Person.

5.4           Certificates of Common Stock of Sellers.  The Controlling Shareholder agrees to use commercially reasonable effort to obtain all certificates representing shares of Common Stock from each of the Sellers.

5.5   No Violation.  The execution and delivery of this Agreement and the Ancillary Documents to which the Company is a party, the  performance of the Company’s obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby, does not and will not (a)  conflict with or violate any provision of the certificate of incorporation or bylaws of the Company, (b) require the Company to give any notice to, make any filing with, or obtain any authorization, consent or approval of, any Person, other than the filing by the Company with the Securities and Exchange Commission of a Current Report on Form 8-K, (c) result in any violation of or default, give rise to a right of termination, cause the forfeiture of any right, or require any notice or consent, under any provision of any Contract to which the Company is a party or by which the Company or any of its properties are bound or affected, (d)  conflict with or violate any Law applicable to the Company or by which its or any of its properties are bound or affected, or (e) result in the creation of, or require the creation of, any Lien upon any property of the Company.

5.6    Securities and Exchange Commission Filings.  The Company has filed or furnished, as applicable, on a timely basis (except for the Company’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2008, which was filed no later than five (5) calendar days following the prescribed due date), all forms, statements, certifications, reports and documents required to be filed or furnished by it with the Securities and Exchange Commission (the forms, statements, reports and documents filed or furnished by the Company with the Securities and Exchange Commission, the “Company Reports“). Each of the Company Reports, at the time of its filing or being furnished complied the applicable requirements of Law and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. The Company Reports describe all transactions at any time entered into between the Company and any of its stockholders, officers or directors.  The Common Stock has been duly registered under Section 12(g) of the Securities Exchange Act of 1934 and such registration remains in effect as of the date hereof.  The Company shall make all necessary periodic filings with the Securities and Exchange Commission from the date of this Agreement through the Closing.

Exhibit 10.1

Execution Copy

5.7   Financial Statements. Each of the balance sheets included in the Company Reports (including the related notes) fairly presents the financial position of the Company as of its date, and each of the statements of operations, changes in stockholders’ deficit and cash flows included in the Company Reports (including any related notes) fairly presents the results of operations and cash flows for the periods set forth therein, in each case in accordance with U.S. generally accepted accounting principles  consistently applied during the periods involved.

5.8   Actions and Liabilities.  There are no civil, criminal, administrative or other actions, suits, claims, oppositions, litigations, hearings, arbitrations, investigations or other proceedings  pending or, to the Knowledge of the Company, threatened against the Company or obligations or liabilities of the Company, whether or not accrued, contingent or otherwise (“Liabilities“), except (i) as reflected or reserved against in the Company’s balance sheet (and the notes thereto) included in the last Company Report filed by the Company with the Securities and Exchange Commission prior to the date of this Agreement, and (ii) for obligations or Liabilities  listed on Schedule 5.8.

5.9   Books and Records.  The minute books of Company previously provided to Buyer contain true, complete and correct records of all meetings and other corporate actions held or taken by the Company’s stockholders and Board of Directors thorough the date hereof. The stock ledger of Company previously provided to Buyer contain true, complete and correct records of all issuances and transfers of capital stock of the Company.  The financial books and records of the Company have been maintained in accordance with customary business practices and fairly and accurately reflect all transactions of the Company, including all transactions between the Company, on the one hand, and any Seller on the other hand.  The Company has not received any advice or notification from its independent accountants that the Company has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the books and records of the Company any properties, assets, liabilities, revenues, expenses, equity accounts or other accounts.

5.10   Liabilities to Stockholders, Directors and Officers.  The Company Reports describe all transactions at any time entered into between the Company and any of its stockholders, officers or directors.  The Company has no liability, directly or indirectly, to any Seller or any affiliate of any Seller or any officer or director of the Company.  The Controlling Shareholder has contributed to the Company, as a contribution to capital, the full amount of the loan payable from the Company to the Controlling Shareholder (reflected in the most recent Company Report as a Loan Payable-Officer).

Exhibit 10.1

Execution Copy

5.11   Compliance with Law.  The Company has not been in violation of any Law that is or was applicable to it or its property.  To the Knowledge of the Company, no event has occurred or circumstance exists that (with or without notice or lapse of time) would constitute or result in a violation by the Company of any Law that is or was applicable to it or its property.

6.   REPRESENTATIONS, COVENANTS AND WARRANTIES OF BUYER.

To induce Sellers and the Company to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer represents and warrants to and covenants with Sellers and the Company as follows:

6.1   Organization and Power.   Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has full power and authority to execute, deliver and perform this Agreement and the Ancillary Documents to which it is a party and to perform Buyer’s obligations hereunder and thereunder.

6.2   Authorization and Enforceability. The execution and delivery of this Agreement and the Ancillary Documents to which Buyer is a party and the performance by Buyer of its obligations hereunder and thereunder, has been duly authorized by all necessary action on the part of Buyer.  This Agreement and each of the Ancillary Documents to be executed and delivered by Buyer, and the performance of Buyer’s obligations hereunder and thereunder, has been duly authorized, executed and delivered by buyer and constitute a valid and legally binding agreement of Buyer, enforceable against Buyer in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

6.3   No Violation.  The execution and delivery of this Agreement and the Ancillary Documents to which Buyer is a party, the  performance of Buyer’s obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby, does not and will not (a)  conflict with or violate any provision of the certificate of formation or operating agreement of Buyer, (b) require Buyer to give any notice to, make any filing with, or obtain any authorization, consent or approval of, any Person, other than filings by Buyer with the Securities and Exchange Commission, (c) result in any violation of or default, give rise to a right of termination, cause the forfeiture of any right, or require any notice or consent, under any provision of any Contract to which Buyer is a party or by which Buyer or any of its properties are bound or affected, or (d)  conflict with or violate any Law applicable to Buyer or by which its or any of its properties are bound or affected.

6.4   Investment Representation.  Buyer understands and acknowledges that (a) the shares of Common Stock have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or under any state securities laws in reliance upon exemptions provided thereunder and that the shares of Common Stock may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and pursuant to state securities laws and regulations, as applicable, and (b) the representations and warranties contained herein are being relied upon by the Company and

Exhibit 10.1

Execution Copy

Sellers as a basis for the exemption for the transfer of the shares of Common Stock pursuant to this Agreement under the registration requirements of the Securities Act and any applicable state securities laws.  Buyer is acquiring the shares of Common Stock for Buyer’s own account for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act.  Buyer has had the opportunity to review the books and records of the Company and has been furnished or provided access to such relevant information that Buyer has requested.  Buyer is knowledgeable, sophisticated and experienced in business and financial matters of the type contemplated by this Agreement and is able to bear the risks associated with an investment in the Company.  Buyer has considered the investment in the shares of Common Stock and has had an opportunity to ask questions of and receive answers from the sole officer and director of the Company about the shares of Common Stock and the business and financial condition of the Company sufficient to enable it to evaluate the risks and merits of its investment in the Company.

6.5   Status of Buyer.  Buyer is an “accredited investor" within the meaning of Rule 501 promulgated under the Securities Act.

7.   BUYER'S ACCESS TO INFORMATION AND ASSETS AND RIGHT OF TERMINATION.

7.1           Access to Information.  Buyer and its authorized representatives, at Buyer’s own expense, shall have access to the books, records, employees, counsel, accountants, and other representatives of the Company at all times reasonably requested by Buyer for the purpose of conducting an investigation of the Company's financial condition, corporate status, operations, business, assets and properties.

7.2           Termination.  Buyer shall have a right to terminate its obligations under this Agreement if the Controlling Shareholder is unable to satisfy its obligations set forth in Section 2.4(1) by December 15, 2009.

8.   MISCELLANEOUS.

8.1   Expenses.   All fees and expenses incurred by a Seller or Buyer in connection with the transactions contemplated hereby shall be paid by the party incurring such expenses.  All fees and expenses incurred by the Company in connection with the transactions contemplated hereby shall be paid by the Controlling Shareholder.

8.2   Notices.  All notices, requests, demands, or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given upon receipt if delivered in person, one (1) business day after the date of mailing by Federal Express or other reputable overnight courier service or upon the expiration of three (3) days after the date of posting, if mailed by certified mail return receipt requested, postage prepaid, to the parties.

Exhibit 10.1

Execution Copy

8.3   Amendment.   Neither this Agreement nor any of the terms hereof may be amended, supplemented or modified orally, but only by an instrument in writing signed by Buyer and the Controlling Shareholder. This Agreement and the terms hereof may be amended, supplemented or modified by an instrument in writing signed by solely by the Buyer and the Controlling Shareholder.

8.4   Parties in Interest; Limitations on Rights of Others.  The terms of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective legal representatives, successors and assigns.  Nothing in this Agreement, whether express or implied, shall be construed to give any person (other than the parties hereto and their respective legal representatives, successors and assigns and as expressly provided herein) any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenants, conditions or provisions contained herein, as a third party beneficiary or otherwise.

8.5   Jurisdiction; Court Proceedings; Waiver of Jury Trial.  Any suit, action or litigation (“Litigation”) against any party to this Agreement arising out of or in any way relating to this Agreement may be brought in any federal or state court located in the State of Delaware and each of the parties hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such Litigation.  Each party irrevocably and unconditionally agrees not to assert (a) any objection which it may ever have to the laying of venue of any such Litigation in any federal or state court located in the State of Delaware, (b) any claim that any such Litigation brought in any such court has been brought in an inconvenient forum and (c) any claim that such court does not have jurisdiction with respect to such Litigation.  To the extent that service of process by mail is permitted by applicable Law, each party irrevocably consents to the service of process in any such Litigation in such courts by the mailing of such process by registered or certified mail, postage prepaid, at its address for notices provided for herein.  Each party irrevocably and unconditionally waives any right to a trial by jury and agrees that any of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained-for agreement among the parties irrevocably to waive its right to trial by jury in any Litigation.

8.6   No Other Duties.  The only duties and obligations of the parties under this Agreement are as specifically set forth in this Agreement, and no other duties or obligations shall be implied in fact, Law or equity, or under any principle of fiduciary obligation.

8.7   Reliance on Counsel and Other Advisors.  Each party has consulted such legal, financial, technical or other expert as it deems necessary or desirable before entering into this Agreement.  Each party represents and warrants that it has read, knows, understands and agrees with the terms and conditions of this Agreement.

8.8   Remedies.  All remedies, either under this Agreement or by Law or otherwise afforded to the parties hereunder, shall be cumulative and not alternative, and any person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of this Agreement and to exercise all other rights granted by Law, equity or otherwise.

Exhibit 10.1

Execution Copy

8.9   Specific Performance.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  Accordingly, the parties agree that, in addition to any other remedies, each party shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy. Each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy.  Each party further agrees that the only permitted objection that it may raise in response to any action for equitable relief is that it contests the existence of a breach or threatened breach of this Agreement.

8.10   Counterparts; Entire Agreement   This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.  This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and this Agreement contains the sole and entire agreement among the parties with respect to the matters covered hereby.

8.11   Governing Law.  The validity and effect of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

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Exhibit 10.1

Execution Copy

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

CONTROLLING SHAREHOLDER:

_____________________
Dr. Steven R. Fox

COMPANY:

STALAR 3, INC.

By: _____________________
Dr. Steven R. Fox, President

BUYER:

ABRAXIS BIOSCIENCE, LLC

By:____________________
Name:
Title:

IN WITNESS WHEREOF, the undersigned has executed this Stock Purchase Agreement, as a Seller thereunder, as of this the _____ day of __________________, 2009.

Name: _____________________________________
(print)

Address: ____________________________________
___________________________________________
___________________________________________

Counterpart Seller Signature Page to the Stock Purchase Agreement

Exhibit A
Seller	Number of Shares Owned
Fox, Dr. Steven R.	2,000,000
Abramson, Alan	500
Abramson, Lynn	500
Alabaster, Pamela Gill	500
Bridy, Joe	500
Emden, Robert B.	500
Emden, David L.	500
Fogelson, Linda	500
Fogelson, Stephen L.	500
Freedenberg, Lawrence	500
Friedman, Adam	500
Fuld Jr., James J.	500
Gastor, Dr. Bert David	500
Goldberger, Alan	500
Gordon, Stephen P.	500
Gregory, Patricia	500
Horodas, Kevin	500
Eric Horodas, Trustee of the Horodas Rev Trust U/A/D 4/16/01	500
Linda E. Horodas, Trustee of the Horodas Rev Trust U/A/D 4/16/01	500
Horodas, Marc	500
Jeffries, David H.	500
Klauer, Gerold	500
Klonsky, Kenneth	500
Kutnick, Dr. Robert	500
Kutnick, Jane	500
Levin, Shloimie	500
Levin, Shraga	500
Lirov, Yuval	500
Markowitz, Alan N.	500
Meshel, Jeffrey	500
Papaccioli, Ralph & Donna (JT TEN)	500
Piro, Alice	500
Reavy, Linda T.	500
Rosenberg, Steven	500
Ross, Elizabeth	500
Schwartz, Jeffrey M.	500
Scott, Raymond J.	500
Shapse, Joanne	500
Shapse, Jonathan	500
Smitth, Elliot J.	500
Sobol, Debra	500
Sobol, Philip A.	500
Studin M.D., Joel R.	500
Studin, Judy A.	500
Toczylowski, Joseph F.	500
Trethewey, Peter G.	500